Exhibit 99

Joint Filer Information

Date of Event
Requiring Statement:

March 14, 2012

Issuer Name and Ticker
or Trading Symbol:

Allison Transmission Holdings, Inc. [ALSN]

Designated Filer:

TCG Holdings, L.L.C.

Other Joint Filers:

TC Group, L.L.C.
TC Group IV Managing GP, L.L.C.
Carlyle Partners IV AT Holdings, L.P.

Addresses: The address of each of the reporting persons is c/o The Carlyle Group, 1001 Pennsylvania Ave., N.W., Suite 220 South, Washington, DC 20004-2505.

Signatures:

Dated: March 14, 2012

TCG HOLDINGS, L.L.C.

by: /s/ Jeremy W. Anderson, Attorney-in-Fact
Name:David M. Rubenstein
Title: Managing Director

TC GROUP, L.L.C.

By: TCG Holdings, L.L.C., its Managing Member

by: /s/ Jeremy W. Anderson, Attorney-in-Fact
Name:David M. Rubenstein
Title: Managing Director

TC GROUP IV MANAGING GP, L.L.C.

By: TC Group, L.L.C., its Managing Member
By: TCG Holdings, L.L.C., its Managing Member

by: /s/ Jeremy W. Anderson, Attorney-in-Fact
Name:David M. Rubenstein
Title: Managing Director

CARLYLE PARTNERS IV AT HOLDINGS, L.P.

By: TC Group IV Managing GP, L.L.C., its General Partner
By: TC Group, L.L.C., its Managing Member
By: TCG Holdings, L.L.C., its Managing Member

by: /s/ Jeremy W. Anderson, Attorney-in-Fact
Name:David M. Rubenstein
Title: Managing Director